{00254172:1} Page 1 AURORA CANNABIS INC. (the “Company”) CLAWBACK POLICY The Human Resources and Compensation Committee (the “HRCC”) of the Board of Directors (“Board”) of the Company has adopted this Clawback Policy (the “Policy”) in accordance with Nasdaq listing requirements effective as of the 1st day of October, 2023. 1. Application of Policy This Policy applies in the event of any restatement (“Restatement”) of the Company’s financial results due to its material non-compliance with financial reporting requirements under applicable U.S. federal securities laws (“Financial Reporting Requirements”). This Policy does not apply to restatements that are required for reasons other than non-compliance with Financial Reporting Requirements, such as, but not limited to, a retrospective: (1) application of a change in accounting principles or their interpretation; (2) revision to reportable segment information due to a change in the structure of the Company’s internal organization; (3) reclassification due to a discontinued operation; (4) application of a change in reporting entity, such as from a reorganization of entities under common control; (5) adjustment to provision amounts in connection with a prior business combination; and (6) revision for stock splits, reverse stock splits, dividends or other changes in capital structure (collectively the “Restatement Exclusions”). 2. Executive Officers Subject to the Policy The “executive officers” of the Company are covered by this Policy. This includes the Company’s current or former Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Controller or the Vice-President responsible for Public Company and External Reporting, any Executive Vice-President, Senior Vice-President, Vice-President of the Company in charge of a principal business unit, division or function, and any other current or former officer or person who performs a significant policy-making function for the Company, including executive officers of Company subsidiaries (the “Executive Officers”). All of these Executive Officers are subject to this Policy, even if an Executive Officer had no responsibility for the financial statement errors which required restatement. 3. Compensation Subject to the Policy 3.1 This Policy applies to any incentive-based compensation received by an Executive Officer during the period (the “Clawback Period”) consisting of any of the three fiscal completed years immediately preceding: 3.1.1 the date that the Company’s Board (or Audit Committee) concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement, or 3.1.2 the date that a court, regulator, or other legally authorized body directs the Company to prepare a Restatement. 3.2 This Policy covers all incentive-based compensation, including any cash compensation or equity compensation under the Company’s equity compensation plans or cash-settled performance and restricted share unit plan that is granted, earned or vested based wholly or in part upon the attainment of any “financial reporting measure”. Financial reporting measures are those that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measures derived wholly or in part from such financial information (including non-GAAP measures, stock price and total shareholder return). Incentive-based compensation is deemed “received” in the fiscal period during which the applicable financial reporting measure (as specified in the terms of the award) is attained, even if the payment or grant occurs after the end of that fiscal period. 3.3 Incentive-based compensation does not include base annual salary, compensation which is awarded based solely on service to the Company (e.g. a time-vested award, including time-vesting stock options or restricted share units), nor does it include compensation which is awarded based on subjective standards, qualitative requirements, strategic measures (e.g. completion of a merger) or operational measures (e.g. attainment of a certain market share). 4. Amount Required to be Repaid Pursuant to this Policy 4.1 The amount of incentive-based compensation that must be repaid (subject to the few limitations discussed below) is the amount of incentive-based compensation received by the Executive Officer that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the Restatement (the “Recoverable

{00254172:1} 2 Amount”). The Company will determine whether, based on that financial reporting measure as calculated relying on the financial statements prior to the Restatement, an Executive Officer received a greater amount of incentive-based compensation than would have been received based on that financial reporting measure as calculated relying on the financial statements after the Restatement. Where incentive-based compensation is based only in part on the achievement of a financial reporting measure performance goal, the Company will determine the portion of the original incentive-based compensation based on or derived from the financial reporting measure which was restated and will recalculate the affected portion based on the financial reporting measure as restated to determine the difference between the greater amount based on the original financial statements and the lesser amount that would have been received based on the Restatement. The Recoverable Amounts will be calculated on a pre-tax basis to ensure that the Company recovers the full amount of incentive-based compensation that was erroneously awarded. 4.2 In no event shall the Company be required to award Executive Officers an additional payment if the restated or accurate financial results would have resulted in a higher incentive compensation payment. 4.3 If equity compensation (including cash-settled awards) is recoverable due to being granted to the Executive Officer (when the accounting results were the reason the equity compensation was granted) or vested by the Executive Officer (when the accounting results were the reason the equity compensation was vested), in each case in the Clawback Period, the Company will recover the excess portion of the equity award (including cash-settled awards) that would not have been granted or vested based on the financial reporting measure as calculated relying on the financial statements after the Restatement, as follows: 4.3.1 if the equity award (including cash-settled awards) is still outstanding, the Executive Officer will forfeit the excess portion of the award; 4.3.2 if the equity award has been exercised or settled into shares (the “Underlying Shares”), and the Executive Officer still holds the Underlying Shares, the Company will recover the number of Underlying Shares relating to the excess portion of the award (less any exercise price paid for the Underlying Shares); and 4.3.3 If the equity award has been exercised or settled into cash, the Company will recover the cash relating to the excess portion of the award (less any exercise price paid); and 4.3.4 if the Underlying Shares have been sold by the Executive Officer, the Company will recover the proceeds received by the Executive Officer from the sale of the Underlying Shares relating to the excess portion of the award (less any exercise price paid for the Underlying Shares). 4.4 The HRCC will recommend to the Board such action as it deems appropriate, in its sole and absolute discretion, reasonably, to promptly recover the Recoverable Amount, unless it determines that it would be impracticable to recover such amount because: (1) the direct costs of enforcing recovery would exceed the Recoverable Amount, (2) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder, or (3) the recovery of the incentive-based compensation (including cash-settled awards) would violate the home-country laws of the Company. 5. Additional Clawback Required by Section 304 of the Sarbanes-Oxley Act of 2002 5.1 In addition to the provisions described above, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, the Chief Executive Officer and Chief Financial Officer (at the time the financial document embodying such financial reporting requirement was originally issued) shall reimburse the Company for: 5.1.1 any bonus or other incentive-based or equity-based compensation received from the Company during the 12-month period following the first public issuance or filing with the applicable securities commissions (whichever first occurs) of such financial document; and 5.1.2 any profits realized from the sale of securities of the Company during that 12-month period. 6. Crediting of Recovery Amounts To the extent that sections 1, 2, 3 and 4 of this policy (the “Rule 10D-1 Clawback Requirements”) would provide for recovery of incentive-based compensation recoverable by the Company pursuant to Section 304 of the Sarbanes-Oxley Act, in accordance with subsection E of this policy (the “Sarbanes-Oxley Clawback Requirements”), and/or any other recovery obligations (including pursuant to employment agreements, or plan awards), the amount such Executive Officer has already reimbursed the Company shall be credited to the required recovery under the Rule 10D-1 Clawback Requirements. Recovery pursuant to the Rule 10D-1 Clawback Requirements does not preclude recovery under the Sarbanes-Oxley Clawback Requirements, to the extent any applicable amounts have not been reimbursed to the Company.

{00254172:1} 3 7. General Provisions 7.1 The HRCC has been delegated the authority to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of this Policy and to recommend same to the Board for final determination. All determinations and decisions made by the Board pursuant to the provisions of this Policy shall be final, conclusive and binding on the Company, its subsidiaries and the persons to whom this Policy applies. 7.2 The provisions of this Policy apply to the fullest extent of the law; provided however, to the extent that any provisions of this Policy are found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. 7.3 This Policy is in addition to (and not in lieu of) any right of repayment, forfeiture or right of offset against any Executive Officer that is required pursuant to any other statutory repayment requirement (regardless of whether implemented at any time prior to or following the adoption of this Policy). Nothing in this Policy in any way detracts from or limits any obligation that those subject to it have in law or pursuant to a management, employment, consulting or other agreement with the Company or any of its subsidiaries. 7.4 The remedies available to the Board under this Policy shall not be exhaustive and nothing herein shall preclude the Company from taking any disciplinary actions in respects of the acts or conduct of an Executive Officer as Company deems appropriate in the circumstances, up to and including termination of employment, as well as any other remedies or recourses available to Company. 7.5 This Policy shall not be deemed to contradict the existing terms of any outstanding agreements, plans, programs or other arrangements pursuant to which incentive compensation may be awarded or paid by the Company and shall supersede any such agreements, plans, programs or other arrangements to the extent of any inconsistency with this Policy. 7.6 The Company will not indemnify or provide insurance to cover any repayment of incentive-based compensation in accordance with this Policy. 7.7 This Policy shall be reviewed annually and may be amended from time to time. Changes to this Policy will be communicated to all persons to whom this Policy applies, and any such amendment shall only apply to incentive-based compensation paid or awarded after the date the amendment becomes effective, unless otherwise required under the Rule 10D-1 Clawback Requirements or the Sarbanes-Oxley Clawback Requirements. 7.8 Executive Officers (as defined herein) are required to acknowledge that they have read this Policy every two (2) years. Any questions about the interpretation of this Policy should be directed to the EVP General Counsel & Corporate Secretary.